Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of Herbalife Ltd., or Company, on Form 10-Q for the fiscal quarter ended September 30, 2007 as filed with the U.S. Securities and Exchange Commission on the date hereof, or Report, and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Company certifies that:
•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ MICHAEL O. JOHNSON
Michael O. Johnson
Chief Executive Officer

Dated: November 6, 2007

By:	/s/ RICHARD GOUDIS
Richard Goudis
Chief Financial Officer

Dated: November 6, 2007
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.